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                                                                     Exhibit 8.1


                                                                                                                     DIRECT OR
                                                                                               TOTAL PAID-IN         INDIRECT
                                                                       JURISDICTION OF        CAPITAL OF SUCH         EQUITY
         NAME OF SUBSIDIARY                  MAIN BUSINESS              INCORPORATION             ENTITY             INTEREST
         ------------------              --------------------       ---------------------     ----------------       ---------

Hui Ying Investment Ltd.                 Investment                 Taiwan, R.O.C.            NT$500,000,000             100%
Run Hong Investment Ltd.                 Investment                 Taiwan, R.O.C.            NT$500,000,000             100%
Kang Bao Investment Ltd.                 Investment                 Taiwan, R.O.C.            NT$500,000,000             100%
Joyteck Co., Ltd.                        Systems Solutions          Taiwan, R.O.C.            NT$96,775,000            87.98%
Macronix America, Inc.                   Sales and marketing        California, U.S.A.        US$100,000                 100%
Macronix Europe N.V.                     Sales and marketing        Belgium                   EUR$62,000                 100%
Macronix (B.V.I.) Co., Ltd.              Investment                 British Virgin Islands    US$174,147,826             100%
New Trend Technology Inc.                IC design                  California, U.S.A.        US$23,850,000              100%
Wedgewood International Ltd.             Investment                 British Virgin Islands    -                          -
Macronix Pte Ltd.                        Sales and marketing        Singapore                 US$100,000                 100%
MaxNova Inc.                             IC design                  Taiwan, R.O.C.            NT$85,500,000             85.5%
Macronix Japan (Cayman Islands)          Investment                 Cayman Islands            US$500,000                 100%
Macronix (Hong Kong) Co., Ltd.           Sales and marketing        Hong Kong                 US$2,500,000               100%
Macronix Microelectronics (Suzhou)
Co., Ltd                                 System Solution            Suzhou China              US$2,000,000               100%
Biomorphic Microsystems Corporation      IC design                  Taiwan, R.O.C             NT$542,921,739           54.77%